Exhibit 99.1

Fourth Quarter

•Reported fourth-quarter earnings of $2.9 billion or $7.17 per share; adjusted earnings of $1.0 billion or $2.47 per share; including $239 million of pre-tax accelerated depreciation on Los Angeles Refinery
•Achieved record NGL transportation and fractionation volumes of over 1 MMBD each
•Delivered record clean product yield of 88% and operated at 99% crude capacity utilization in Refining
•Generated $2.8 billion of net operating cash flow, $2.0 billion excluding working capital
•Reduced debt by $2.0 billion during the quarter, ending the year at $19.7 billion

Full-Year 2025

•Earnings of $4.4 billion or $10.79 per share and adjusted earnings of $2.6 billion or $6.44 per share; including $964 million of pre-tax accelerated depreciation on Los Angeles Refinery
•Enhanced the portfolio through asset dispositions and acquisitions, each totaling $3.5 billion
•Achieved record NGL transportation and fractionation volumes, an increase of 22% and 23%, respectively, over the prior year.
•Record clean product yield and third-consecutive year above industry-average crude utilization
•Generated $5.0 billion of net operating cash flow, $6.1 billion excluding working capital
•Returned $3.1 billion to shareholders, representing more than 50% of net operating cash flow

HOUSTON, Feb. 4, 2026 – Phillips 66 (NYSE: PSX) announced fourth-quarter earnings.

“2025 was a transformative year for Phillips 66. We sold the majority of our European retail business, acquired the remaining 50% interest in WRB, and improved our Midstream competitive position with the acquisition of Coastal Bend and expansion of Dos Picos II,” said Mark Lashier, chairman and CEO of Phillips 66.

“While enhancing our portfolio to focus on our core assets and geographies, we have also taken a disciplined approach to improving operations, particularly in refining, and upheld our unwavering commitment to safety. As we look to 2026, focused execution of our strategy, disciplined capital allocation and world-class operations will enable further debt reduction and our continuing commitment to return cash flow to shareholders.”

Strategic Priorities Progress and Business Highlights

•Acquired the remaining 50% interest in WRB Refining LP, gaining full ownership of the Wood River and Borger refineries.

•Sold a 65% interest in our Germany and Austria retail marketing business.

•Ceased fuel production at the Los Angeles Refinery.

•Recently commenced a subsequent open season for remaining Western Gateway Pipeline capacity and expanded origins and destinations including the Los Angeles market.

•In January 2026, announced agreement to acquire Lindsey Oil Refinery and logistics assets with the plan to utilize select assets, enhancing our U.K. integrated business.

•Announced 2026 capital budget of $2.4 billion, including $1.1 billion for sustaining capital and $1.3 billion for organic growth capital.

Financial Results Summary
(in millions of dollars, except as indicated)

	4Q 2025	3Q 2025
Earnings	$2,906	133
Adjusted Earnings[1]	1,002	1,025
Adjusted EBITDA[1]	2,532	2,594
Earnings Per Share
Earnings Per Share - Diluted	7.17	0.32
Adjusted Earnings Per Share - Diluted[1]	2.47	2.52
Cash Flow From Operations	2,752	1,178
Cash Flow From Operations, Excluding Working Capital[1]	2,044	1,920
Capital Expenditures & Investments	682	541
Acquisitions, net of cash acquired	1,288	(10)
Proceeds from Asset Dispositions	1,489	—
Return of Capital to Shareholders	756	751
Repurchases of common stock	274	267
Dividends paid on common stock	482	484
Cash and Cash Equivalents, including cash classified within Assets held for sale	1,116	1,950
Debt	19,716	21,755
Debt-to-capital ratio	39%	44%
Net debt-to-capital ratio[1]	38%	41%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Segment Financial and Operating Highlights
(Millions of dollars, except as indicated)

	4Q 2025	3Q 2025	Change
Earnings (Loss)[1]	$2,906	133	2,773
Midstream	638	697	(59)
Chemicals	(12)	176	(188)
Refining	822	(518)	1,340
Marketing and Specialties	2,396	251	2,145
Renewable Fuels	(19)	(43)	24
Corporate and Other	(372)	(364)	(8)
Income tax expense	(526)	(32)	(494)
Noncontrolling interests	(21)	(34)	13

Adjusted Earnings (Loss)[1,2]	$1,002	1,025	(23)
Midstream	717	697	20
Chemicals	19	176	(157)
Refining	542	430	112
Marketing and Specialties	439	477	(38)
Renewable Fuels	(19)	(43)	24
Corporate and Other	(363)	(364)	1
Income tax (expense) benefit	(302)	(314)	12
Noncontrolling interests	(31)	(34)	3

Adjusted EBITDA[2]	$2,532	2,594	(62)
Midstream	952	964	(12)
Chemicals	145	308	(163)
Refining	1,019	904	115
Marketing and Specialties	488	525	(37)
Renewable Fuels	5	(18)	23
Corporate and Other	(77)	(89)	12

Operating Highlights
NGL Pipeline Throughput - Y-Grade to Market (MB/D)[3]	1,006	999	7
NGL Fractionated (MB/D)	1,018	930	88
Chemicals Global O&P Capacity Utilization	97%	104%	(7%)
Refining
Turnaround Expense[4]	135	36	99
Realized Margin ($/BBL)[2]	12.48	12.15	0.33
Crude Capacity Utilization[5]	99%	99%	—%
Clean Product Yield	88%	86%	2%
Renewable Fuels Produced (MB/D)	32	36	(4)
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

[4] Excludes turnaround expense of all equity affiliates.
[5] Beginning October 1, 2025, excludes Los Angeles Refinery and includes 100% of Wood River and Borger refineries.

Fourth-Quarter 2025 Financial Results

Reported earnings were $2.9 billion for the fourth quarter of 2025 versus $133 million in the third quarter of 2025. Fourth-quarter earnings included pre-tax special item adjustments of $2.0 billion in the Marketing and Specialties segment primarily related to the partial disposition of the Germany and Austria retail marketing business, $280 million in the Refining segment, $(79) million in the Midstream segment, $(31) million in the Chemicals segment and $(9) million in Corporate and Other. Adjusted earnings for the fourth quarter were $1.0 billion, in line with the third quarter.

•Midstream adjusted pre-tax income increased compared with the third quarter mainly due to higher volumes, partially offset by lower margins.

•Chemicals adjusted pre-tax income decreased mainly due to lower margins.

•Refining adjusted pre-tax income benefited from the acquisition and consolidation of the remaining ownership interest of WRB Refining LP.

•Marketing and Specialties adjusted pre-tax income decreased primarily due to the partial disposition of our Germany and Austria retail marketing business and lower domestic margins, partially offset by higher U.K. margins and lower costs.

•Renewable Fuels pre-tax results improved primarily due to higher realized margins including inventory impacts, partially offset by lower credits.

•Corporate and Other adjusted pre-tax loss is in line with the previous quarter.

As of Dec. 31, 2025, the company had $1.1 billion of cash and cash equivalents and $5.7 billion of committed capacity available under credit facilities.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s fourth-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, TX, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

Investor Relations
investorrelations@p66.com

Media Relations
phillips66media@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings per share,” “adjusted controllable cost,” “cash from operations, excluding working capital” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release. References in the release to earnings refer to net income attributable to Phillips 66. References in the release to shareholder distributions refers to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock.

Basis of Presentation— Phillips 66 and Refining results included herein through September 30, 2025, includes our proportional share of WRB Refining LP equity earnings and beginning October 1, 2025, includes 100% of Borger Refinery and Wood River Refinery consolidated due to the acquisition of the remaining 50% of WRB.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2025			2024
	4Q	3Q	Year	4Q	Year
Midstream	$638	697	2,817	673	2,638
Chemicals	(12)	176	297	107	876
Refining	822	(518)	(274)	(775)	(365)
Marketing and Specialties	2,396	251	4,500	252	1,011
Renewable Fuels	(19)	(43)	(380)	28	(198)
Corporate and Other	(372)	(364)	(1,540)	(298)	(1,287)
Pre-Tax Income (Loss)	3,453	199	5,420	(13)	2,675
Less: Income tax expense (benefit)	526	32	892	(38)	500
Less: Noncontrolling interests	21	34	125	17	58
Phillips 66	$2,906	133	4,403	8	2,117

Adjusted Earnings (Loss)
	Millions of Dollars
	2025			2024
	4Q	3Q	Year	4Q	Year
Midstream	$717	697	2,828	708	2,746
Chemicals	19	176	328	72	841
Refining	542	430	427	(759)	(211)
Marketing and Specialties	439	477	1,841	185	1,490
Renewable Fuels	(19)	(43)	(380)	28	(198)
Corporate and Other	(363)	(364)	(1,465)	(294)	(1,283)
Pre-Tax Income (Loss)	1,335	1,373	3,579	(60)	3,385
Less: Income tax expense (benefit)	302	314	821	(16)	693
Less: Noncontrolling interests	31	34	126	17	88
Phillips 66	$1,002	1,025	2,632	(61)	2,604

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2025			2024
	4Q	3Q	Year	4Q	Year
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$2,906	133	4,403	8	2,117
Pre-tax adjustments:
Certain tax impacts	(11)	—	(11)	(9)	(9)
Impairments[1]	79	948	1,048	35	450
Net gain on asset dispositions[2]	(1,978)	(15)	(2,989)	(67)	(305)
Pending claims and settlements	(123)	—	(123)	—	—
Winter-storm-related recovery	—	—	—	(35)	(35)
Lower-of-cost-or-market inventory adjustments	31	—	31	—	—
Los Angeles Refinery cessation costs	35	—	35	7	48
Interest expense	9	—	9	—	—
Legal accrual[3]	21	241	295	22	627
Legal settlement	(181)	—	(181)	—	(66)
Professional advisory fees	—	—	45	—	—
Tax impact of adjustments[4]	19	(282)	(103)	9	(162)
Other tax impacts	205	—	174	(31)	(31)
Noncontrolling interests	(10)	—	(1)	—	(30)
Adjusted earnings (loss)	$1,002	1,025	2,632	(61)	2,604
Earnings per share of common stock (dollars)	$7.17	0.32	10.79	0.01	4.99
Adjusted earnings (loss) per share of common stock (dollars)	$2.47	2.52	6.44	(0.15)	6.15
Adjusted Weighted-Average Diluted Common Shares Outstanding (thousands)	404,733	406,045	407,605	411,687	422,538

Reconciliation of Segment Pre-Tax Income to Adjusted Pre-Tax Income
Midstream Pre-Tax Income	$638	697	2,817	673	2,638
Pre-tax adjustments:
Impairments	79	—	79	35	346
Net gain on asset dispositions[2]	—	—	(68)	—	(238)
Adjusted pre-tax income	$717	697	2,828	708	2,746
Chemicals Pre-Tax Income (Loss)	$(12)	176	297	107	876
Pre-tax adjustments:
Winter-storm-related recovery	—	—	—	(35)	(35)
Lower-of-cost-or-market inventory adjustments	31	—	31	—	—
Adjusted pre-tax income	$19	176	328	72	841

Exhibit 99.1

Refining Pre-Tax Income (Loss)	$822	(518)	(274)	(775)	(365)
Pre-tax adjustments:
Impairments[1]	—	948	948	—	104
Los Angeles Refinery cessation costs	35	—	35	3	44
Certain tax impacts	(11)	—	(11)	(9)	(9)
Pending claims and settlements	(123)	—	(123)	—	—
Legal settlement	(181)	—	(181)	—	(7)
Legal accrual	—	—	33	22	22
Adjusted pre-tax income (loss)	$542	430	427	(759)	(211)
Marketing and Specialties Pre-Tax Income	$2,396	251	4,500	252	1,011
Pre-tax adjustments:
Net gain on asset dispositions[2]	(1,978)	(15)	(2,921)	(67)	(67)
Legal settlement	—	—	—	—	(59)
Legal accrual[3]	21	241	262	—	605
Adjusted pre-tax income	$439	477	1,841	185	1,490
Renewable Fuels Pre-Tax Income (Loss)	$(19)	(43)	(380)	28	(198)
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income (loss)	$(19)	(43)	(380)	28	(198)
Corporate and Other Pre-Tax Loss	$(372)	(364)	(1,540)	(298)	(1,287)
Pre-tax adjustments:
Impairments	—	—	21	—	—
Professional advisory fees	—	—	45	—	—
Interest expense	9	—	9	—	—
Los Angeles Refinery cessation costs	—	—	—	4	4
Adjusted pre-tax loss	$(363)	(364)	(1,465)	(294)	(1,283)
1. Impairments recorded in the third quarter 2025 are related to our 50% equity investment in WRB Refining LP as a result of the definitive agreement entered into in Sept. 2025, and closed on Oct. 1, 2025, in the Refining segment.

2. Net gain on asset dispositions includes the sale of a 65% interest in our Germany and Austria retail marketing business in the fourth-quarter 2025. In connection with this sale, in the second and third quarters of 2025, we recognized before-tax unrealized (gain) loss from foreign currency derivatives impacting the Marketing and Specialties segment. In the first-quarter of 2025, we sold our 49% non-operated equity interest in Coop Mineraloel AG. Also in the first quarter 2025, was a gain on disposition of DCP Midstream, LP’s 25% interest in Gulf Coast Express Pipeline LLC.

3. Legal accrual primarily related to ongoing litigation with Propel Fuels, Inc.
4. We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate, but certain transactions may be partially exempt, which could result in a lower overall effective tax rate on these items. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2025
	4Q	3Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA Attributable to Phillips 66
Net Income	$2,927	167
Plus:
Income tax expense	526	32
Net interest expense	256	225
Depreciation and amortization	818	826
Phillips 66 EBITDA	$4,527	1,250
Special Item Adjustments (pre-tax):
Certain tax impacts	(11)	—
Impairments	79	948
Pending claims and settlements	(123)	—
Lower-of-cost-or-market inventory adjustments	31	—
Net gain on asset dispositions	(1,978)	(15)
Los Angeles Refinery cessation costs	35	—
Legal accrual	21	241
Legal settlement	(181)	—
Total Special Item Adjustments (pre-tax)	(2,127)	1,174
Change in Fair Value of NOVONIX Investment	2	(6)
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$2,402	2,418
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	4	15
Proportional share of selected equity affiliates net interest	14	13
Proportional share of selected equity affiliates depreciation and amortization	162	199
Adjusted EBITDA attributable to noncontrolling interests	(50)	(51)
Phillips 66 Adjusted EBITDA	$2,532	2,594

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$638	697
Plus:
Depreciation and amortization	259	278
Midstream EBITDA	$897	975
Special Item Adjustments (pre-tax):
Impairments	79	—
Midstream EBITDA, Adjusted for Special Items	$976	975
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	2	4
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	21	33
Adjusted EBITDA attributable to noncontrolling interests	(50)	(51)

Exhibit 99.1

Midstream Adjusted EBITDA	$952	964
Chemicals Income before income taxes	$(12)	176
Plus:
None	—	—
Chemicals EBITDA	$(12)	176
Special Item Adjustments (pre-tax):
Lower-of-cost-or-market inventory adjustment	31	—
Chemicals EBITDA, Adjusted for Special Items	$19	176
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	2	11
Proportional share of selected equity affiliates net interest	1	(1)
Proportional share of selected equity affiliates depreciation and amortization	123	122
Chemicals Adjusted EBITDA	$145	308
Refining Income (loss) before income taxes	$822	(518)
Plus:
Depreciation and amortization	477	444
Refining EBITDA	$1,299	(74)
Special Item Adjustments (pre-tax):
Certain tax impacts	(11)	—
Impairments	—	948
Los Angeles Refinery cessation costs	35	—
Legal settlement	(181)	—
Pending claims and settlements	(123)	—
Refining EBITDA, Adjusted for Special Items	$1,019	874
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	—
Proportional share of selected equity affiliates net interest	—	1
Proportional share of selected equity affiliates depreciation and amortization	—	29
Refining Adjusted EBITDA	$1,019	904
Marketing and Specialties Income before income taxes	$2,396	251
Plus:
Depreciation and amortization	21	23
Marketing and Specialties EBITDA	$2,417	274
Special Item Adjustments (pre-tax):
Legal accrual	21	241
Net gain on asset dispositions	(1,978)	(15)
Marketing and Specialties EBITDA, Adjusted for Special Items	$460	500
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	—
Proportional share of selected equity affiliates net interest	10	10
Proportional share of selected equity affiliates depreciation and amortization	18	15
Marketing and Specialties Adjusted EBITDA	$488	525
Renewable Fuels Loss before income taxes	$(19)	(43)
Plus:

Exhibit 99.1

Depreciation and amortization	24	25
Renewable Fuels EBITDA	$5	(18)
Special Item Adjustments (pre-tax):
None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$5	(18)
Corporate and Other Loss before income taxes	$(372)	(364)
Plus:
Net interest expense	256	225
Depreciation and amortization	37	56
Corporate and Other EBITDA	$(79)	(83)
Special Item Adjustments (pre-tax):
None	—	—
Total Special Item Adjustments (pre-tax)	—	—
Change in Fair Value of NOVONIX Investment	2	(6)
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(77)	(89)

	Millions of Dollars Except as Indicated
	2025
	4Q	3Q
Debt-to-Capital Ratio
Total Debt	$19,716	21,755
Total Equity	30,241	28,077
Debt-to-Capital Ratio	39%	44%
Cash and Cash Equivalents[1]	1,116	1,950
Net Debt-to-Capital Ratio	38%	41%

1. Third-quarter includes cash classified within Assets held for sale

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2025
	4Q	3Q
Reconciliation of Refining Income (Loss) Before Income Taxes to Realized Refining Margins
Income (loss) before income taxes	$822	(518)
Plus:
Taxes other than income taxes	63	90
Depreciation, amortization and impairments	477	1,395
Selling, general and administrative expenses	52	40
Operating expenses	1,229	909
Equity in (earnings) losses of affiliates	3	(31)
Other segment expense, net	11	7
Proportional share of refining gross margins contributed by equity affiliates	25	262
Special items:
Certain tax impacts	(11)	—
Legal settlement	(181)	—
Pending claims and settlements	(123)	—
Realized refining margins	$2,367	2,154
Total processed inputs (thousands of barrels)	189,465	153,379
Adjusted total processed inputs (thousands of barrels)[1]	189,465	177,393
Income (loss) before income taxes (dollars per barrel)[2]	$4.34	(3.38)
Realized refining margins (dollars per barrel)[3]	$12.48	12.15
1. Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
2. Income (loss) before income taxes divided by total processed inputs.
3. Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.